                                                                EXHIBIT 99(B)



                             THE BFGOODRICH COMPANY
                                    P R 0 X Y
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes DAVID L. BURNER and NICHOLAS J. CALISE, or either of them, with full power of substitution, to represent the undersigned and to vote all Common Stock of THE BFGOODRICH COMPANY which the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held on December 22, 1997, and at any adjournment thereof, as indicated and in their discretion upon other matters as may properly come before the meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX. SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

     This card also constitutes your voting instructions for any and all shares held of record by The Bank of New York for your account in the Company's Dividend Reinvestment Plan.

     Please sign on the reverse side of this card and return it promptly in the enclosed return envelope to The Bank of New York, Proxy Department, New York, NY 10203-0029.

                                        THE BFGOODRICH COMPANY
                                        P.O. BOX 11029
                                        NEW YORK, N.Y. 10203-0029





                                        (Continued, and to be signed, dated, on
                                        reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Approval of the issuance of shares of common stock of the Company and the associated preferred share purchase rights pursuant to the merger of a wholly-owned subsidiary of the Company into Rohr, Inc.

            FOR                    AGAINST                  ABSTAIN







THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                                             CHANGE OF ADDRESS
                                                             AND/OR COMMENTS
                                                             MARK HERE

                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

                                     DATED:                                 1997
                                           ---------------------------------

                                     ------------------------------------------
                                                  Signature


                                     ------------------------------------------
                                                  Signature


Votes MUST be indicated
    in Black or Blue Ink. [X]


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.